UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) October 31, 2012

AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2012, David L. Koehler, Senior Vice President, Sales of AutoNation, Inc. (the "Company"), accepted a new position with the Company. Effective November 5, 2012, Mr. Koehler no longer serves as Senior Vice President, Sales and as an executive officer of the Company. He became the General Manager of the Company's AutoWay Toyota store in Pinellas Park, Florida on November 5, 2012.

Effective November 5, 2012, Mr. Koehler no longer receives the compensation awarded to him as Senior Vice President, Sales. While he is no longer entitled to the previously approved quarterly stock option grant scheduled for the first trading day of December 2012, Mr. Koehler's role as a General Manager will be considered continued employment for purposes of his outstanding equity awards. To the extent earned under the AutoNation, Inc. Senior Executive Incentive Bonus Plan and approved by the Company's Executive Compensation Subcommittee, Mr. Koehler will receive a pro-rated bonus for 2012 based on the amount of time he served as Senior Vice President, Sales in 2012. Effective November 5, 2012, Mr. Koehler is compensated as a General Manager with a General Manager pay plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	November 5, 2012	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President, General Counsel and Secretary